 [LOGO of American General]                                       Exhibit (e)(2)
 Life Companies

405 King Street, Wilmington, DE 19801

                                                    EXECUTIVE ADVANTAGE(SM)
PLEASE PRINT ALL ANSWERS                 SUPPLEMENTAL APPLICATION FOR LIFE INSURANCE
------------------------------------------------------------------------------------------------------------------------------

  1. Proposed   Last Name            First Name       Middle Initial           2. Date of Birth       3.Social Security Number
     Insured    _____________________________________________________          ____________________   ________________________

  4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

      GUARANTEED ACCOUNT                                  ____  %

      AIM VARIABLE INSURANCE FUNDS
      (INVESCO VARIABLE INSURANCE FUNDS)
      Invesco Van Kampen V.I. High Yield Fund             ____  %    GOLDMAN SACHS VARIABLE INSURANCE TRUST
      Invesco Van Kampen V.I. Mid Cap Value Fund          ____  %    Strategic International Equity Fund                 ___ %
                                                                     Structured U.S. Equity Fund                         ___ %
      ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND INC.
      Growth Portfolio - Class A                          ____  %    JPMORGAN INSURANCE TRUST
      Growth & Income Portfolio - Class A                 ____  %    Small Cap Core Portfolio                            ___ %
      Large Cap Growth Portfolio - Class A                ____  %
      Small Cap Growth Portfolio - Class A                ____  %    NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                                                                     AMT Partners Portfolio                              ___ %
      AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
      VP Income & Growth Fund                             ____  %    PIMCO VARIABLE INSURANCE TRUST
      VP International Fund                               ____  %    High Yield Portfolio - Admin. Class                 ___ %
                                                                     Long-Term U.S. Gov't Portfolio - Admin. Class       ___ %
      BLACKROCK  VARIABLE SERIES FUNDS, INC.                         Real Return Portfolio - Admin. Class                ___ %
      BlackRock Basic Value V.I. Fund - Class I           ____  %    Short-Term Portfolio - Admin. Class                 ___ %
      BlackRock Capital Appreciation V.I. Fund - Class I  ____  %    Total Return Portfolio - Admin. Class               ___ %
      BlackRock Government Income V.I. Fund - Class I     ____  %
      BlackRock Value Opportunities V.I. Fund - Class I   ____  %    THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                                                                     Emerging Markets Equity Portfolio - Class I         ___ %
      FIDELITY VARIABLE INSURANCE PRODUCTS                           Core Plus Fixed Income Portfolio - Class I          ___ %
      VIP Balanced Portfolio - Initial Class              ____  %    Mid Cap Growth Portfolio - Class I                  ___ %
      VIP Contrafund Portfolio - Initial Class            ____  %
      VIP Index 500 Portfolio - Initial Class             ____  %    VALIC COMPANY I
      VIP Money Market  Portfolio - Initial Class         ____  %    International Equities Fund                         ___ %
                                                                     Mid Cap Index Fund                                  ___ %
      FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS                 Small Cap Index Fund                                ___ %
      Developing Markets Securities Fund - Class 2        ____  %
      Foreign Securities Fund - Class 2                   ____  %    VANGUARD VARIABLE INSURANCE FUND
      Growth Securities Fund - Class 2                    ____  %    Total Bond Market Index Portfolio                   ___ %
                                                                     Total Stock Market Index Portfolio                  ___ %

         NOTE: THE NET PREMIUM WILL BE ALLOCATED TO THE  FIDELITY  MONEY MARKET  PORTFOLIO  UNTIL THE END OF THE
                RIGHT TO EXAMINE THIS CERTIFICATE PERIOD.
5.  Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Fidelity Money Market Portfolio.              YES     NO
    If elected you must complete the Dollar Cost Averaging Plan Request Form.)                                      [_]     [_]

6.  (a) Did the Owner receive current prospectuses?                                                                 [_]     [_]
    (b) Does the Owner understand that:
          The death benefit may increase or decrease depending on investment performance?                           [_]     [_]
          The cash value may increase or decrease depending on investment performance?                              [_]     [_]
          The Certificate will lapse if the cash surrender value becomes insufficient to cover the total
          monthly deductions?                                                                                       [_]     [_]
    (c) Does the Owner believe that this Certificate will meet insurance needs and financial objectives?            [_]     [_]

14GVSUP997

7. Suitability   What is the Owner's:   Approximate net worth   ________________
                                        Income earned           ________________
                                        Income unearned         ________________
                                        Number of dependents    ________________
                                        Marginal tax bracket    ________________

Investment Objective(s) (check all that apply): Growth _______ Growth and Income ______ Income _____ Capital
Appreciation _____ Speculation

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

Signed on __________________________________, 20___
                                                         Signature of Owner
at _______________________, State of ______________

                                                         _________________________________________________
                                                         Signature of Proposed Insured if not Owner
Signature of Soliciting Agent                            (Parent  if Proposed Insured is Age 15 or less)

14GVSUP997